AMENDMENT NO. 7 TO
AMENDED AND RESTATED AGREEMENT
AND DECLARATION OF TRUST
OF AMERICAN CENTURY GOVERNMENT
INCOME TRUST


      THIS AMENDMENT NO. 7 TO
AMENDED AND RESTATED AGREEMENT
AND DECLARATION OF TRUST is hereby
adopted as of the 24th day of March, 2017, by the Trustees hereunder.

	WHEREAS, the Board of Trustees have
determined that it is in the best interests of American Century Government Income Trust (the
"Trust") to change the name of the Institutional
Class of shares to R5 Class of shares for the following four (4) series of the Trust ("R5 Class
Name Change"):

*	Ginnie Mae Fund
*	Government Bond Fund
*	Inflation-Adjusted Bond Fund
*	Short-Term Government Fund;

      WHEREAS, the Board of Trustees have
determined that it is in the best interests of the Trust to add a new I Class of shares for the following four
(4) series of the Trust ("New I Class of Shares"):

*	Ginnie Mae Fund
*	Government Bond Fund
*	Inflation-Adjusted Bond Fund
*	Short-Term Government Fund; and

      WHEREAS, the Board of Trustees have
determined that it is in the best interests of the Trust to add a new Y Class of shares for the following one (1) series of the Trust ("New Y Class of Shares"):

*	Inflation-Adjusted Bond Fund.


	NOW, THEREFORE, BE IT
RESOLVED, that the R5 Class Name Change, the
New I Class of Shares, and the New Y Class of
Shares are hereby approved, effective April 10, 2017; and

      FURTHER RESOLVED, that Schedule A
of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect the R5 Class Name Change, the New I Class of Shares, and the New Y Class of
Shares by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

      This Amendment may be executed in
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.





	IN WITNESS WHEREOF, a majority of
the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Government
Income Trust


/s/ Tanya S. Beder
	/s/ Jeremy I. Bulow
Tanya S. Beder
	Jeremy I. Bulow


/s/ Anne Casscells
	/s/ Ronald J. Gilson
Anne Casscells
	Ronald J. Gilson


/s/ Frederick L.A. Grauer
	/s/ Jonathan D. Levin
Frederick L.A. Grauer
	Jonathan D. Levin


/s/ Peter F. Pervere
	/s/ John B. Shoven
Peter F. Pervere
	John B. Shoven


/s/ Jonathan S. Thomas
Jonathan S. Thomas


SCHEDULE A

American Century Government Income Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following
Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series							Class			Date of Establishment

Capital Preservation Fund				Investor		03/16/1997

Government Bond Fund				Investor		09/08/1992
(formerly Long-Term Treasury Fund)		R5 Class		03/01/2010**
							A Class		08/01/1997*
							C Class		03/01/2010
							R Class		03/01/2010
							I Class			04/10/2017

Short-Term Government Fund			Investor		09/03/1991
							R5 Class		03/01/2010**
							A Class		08/01/1997*
							C Class		03/01/2010
							R Class		03/01/2010
							I Class			04/10/2017

Ginnie Mae Fund					Investor		09/23/1985
(formerly GNMA Fund) 				R5 Class		07/27/2007**
							A Class		08/01/1997*
							C Class		03/01/2010
							R Class		07/27/2007
							I Class			04/10/2017

Inflation-Adjusted Bond Fund			Investor		02/16/1996
(formerly Inflation-Adjusted Treasury Fund)		R5 Class		03/01/2002**
							A Class		08/01/1997*
							C Class		03/01/2010
							R Class		03/01/2010
							I Class			04/10/2017
							Y Class		04/10/2017


This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

*Formerly Advisor Class; name changed to A on March 1, 2010.
**Formerly Institutional Class; name changed to R5 Class on April 10, 2017

77Q1(a)






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